EXHIBIT 99.

         Annapolis National Bancorp, Inc.                                 [LOGO]
         P.O. Box 2279 Annapolis, Maryland 21404-2279
         Local: 410-224-4455 * Balt: 410-974-6300 * Wash: 301-970-8282





                        ANNAPOLIS NATIONAL BANCORP, INC.
                             DELAYS FILING FORM 10-Q

                           ***FOR IMMEDIATE RELEASE***

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         Annapolis, MD, May 18, 1999 - On April 19, 1999, Annapolis National
Bancorp, Inc. announced results for the first quarter ended March 31, 1999. The Company has now determined that it needs to increase its allowance for loan losses as of March 31, 1999. The increase will likely result in a decrease to previously reported earnings for the first quarter, and may also impact financial results from prior periods. Accordingly, adjustments to previously reported information on the Company's financial condition and results of operations will be forthcoming. Management of the Company has not fully determined the extent of the required adjustments, and therefore was unable to file the Form 10-Q for the fiscal quarter ended March 31, 1999 on the due date. The Company plans no further announcements on this subject until it has determined the appropriate adjustments.

         The Company's previously declared cash dividend of one-cent per share was paid as scheduled on May 14, 1999.

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Company contact:
Richard M. Lerner, Chairman and Chief Executive Officer
Annapolis National Bancorp, Inc. @ at (410) 224-4455.